UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2015

Dakota Plains Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36493	20-2543857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 473-9950

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 regarding the First Amendment to the Second Amended and Restated Bylaws of Dakota Plains Holdings, Inc. (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2015, the Board of Directors (the “Board”) of the Company adopted the First Amendment to the Second Amended and Restated Bylaws (the “Amendment”) of the Company to allow the Strategy Committee to have sufficient time to complete the previously announced strategic review process in an orderly fashion without disruption. The Amendment was effective immediately and extends the suspension of the stockholder rights to act by written consent and to call special meetings from June 18, 2015 to one day following the close of the Company’s 2016 annual meeting of the stockholders.

The foregoing description of the Amendment is qualified by reference to the Composite Second Amended and Restated Bylaws, which incorporates the text of the Amendment in Sections 2.02 and 2.11 of Article II. A copy of the Composite Second Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Composite Second Amended and Restated Bylaws of Dakota Plains Holdings, Inc., as amended through June 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: June 17, 2015	By:	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	Composite Second Amended and Restated Bylaws of Dakota Plains Holdings, Inc., as amended through June 11, 2015.